UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2015

DARA BioSciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8601 Six Forks Road, Suite 160, Raleigh, NC	27615
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code):  (919) 872-5578

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01.	Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On June 3, 2015, DARA BioSciences, Inc., a Delaware corporation (“DARA” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Midatech Pharma PLC, a public limited company organized under the laws of England and Wales (“Midatech”),  Merlin Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Midatech (the “Merger Sub”), Duke Acquisition Sub, Inc., a Delaware corporation and wholly owned subsidiary of Midatech (the “Secondary Merger Sub”) and Shareholder Representative Services, LLC, a Colorado limited liability company, solely as a representative of the stockholders of the Company (the “Stockholder Representative”), pursuant to which (i) Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger (the “Surviving Corporation”) as the wholly owned subsidiary of Midatech and (ii) immediately following the Merger, Midatech will cause the Surviving Corporation to merge with and into Secondary Merger Sub (the “Secondary Merger”), with Secondary Merger Sub surviving the Secondary Merger as the wholly owned subsidiary of Midatech.

Pursuant to the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, each share of common stock, par value $0.001 per share, of the Company (the “Common Stock”) (other than (i) any share of Common Stock that is outstanding immediately prior to the effective time of the Merger and that is held by a stockholder of the Company who has neither voted in favor of the Merger nor consented thereto in writing, has demanded properly in writing appraisal for such shares in accordance with Section 262 of the Delaware General Corporation Law, and has not withdrawn a demand for, or lost its right to, appraisal with respect to such shares (the “Dissenting Shares”), (ii) any shares held by the Company as treasury stock, (iii) any shares authorized but unissued or (iv) shares of Common Stock held by Midatech, Merger Sub or any wholly owned subsidiary of Midatech or of the Company) will be converted into rights to receive, without interest, (i) 0.272 ordinary shares (the “Midatech Ordinary Shares”) of Midatech (the “Per Share Stock Consideration”) plus (ii) one contingent value right (“CVR”), which represents the right to receive contingent payments if specified milestones are achieved within agreed time periods, subject to and in accordance with the terms and conditions of the Contingent Value Rights Agreement (as described below).  All Midatech Ordinary Shares will be delivered to the holders of Common Stock in the form of American Depositary Receipts, each representing the right to receive such number of Midatech Ordinary Shares as Midatech may determine to be the optimum number of shares (the “Midatech Depositary Shares”).

The Merger Agreement includes a collar provision under which the Exchange Ratio is subject to adjustment in the event the Exchange Ratio Market Value (as defined in the Merger Agreement) determined one business day prior to closing is less than $0.96 or greater than $1.44.  In such event, the Exchange Ratio shall be determined as follows: (1) if the Exchange Ratio Market Value is an amount less than $1.08, then the Exchange ratio shall be equal to the quotient obtained by dividing $1.08 by the Exchange Ratio Market Value (subject to a maximum Exchange Ratio of 0.306); and (2) if the Exchange Ratio Market Value is an amount greater than $1.32, then the Exchange ratio shall be equal to the quotient obtained by dividing $1.32 by the Exchange Ratio Market Value (subject to a minimum Exchange Ratio of 0.249).

In lieu of receiving any fractional shares of Midatech Depositary Shares, holders of Common Stock will receive from Midatech an amount of cash, without interest, less the amount of any withholding taxes, equal to the product of (i) such fraction, multiplied by (ii) the U.S. Dollar equivalent of the closing price of Midatech Ordinary Shares underlying Midatech Depositary Shares on the AIM Market of the London Stock Exchange on the last trading day preceding the Closing Date (as defined in the Merger Agreement).

The Per Share Stock Consideration and one CVR, together with any cash to be paid in lieu of fractional shares of Midatech Depositary Shares to be paid, are collectively referred to herein as the “Per Share Merger Consideration.”

Additionally, under the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger, each share of issued and outstanding Series A Convertible Preferred Stock, Series B-2 Convertible Preferred Stock and Series C-1 Convertible Preferred Stock, other than Dissenting Shares, will be converted into the right to receive, without interest, $1,000 in cash.

Each outstanding and unexercised warrant to purchase shares of Common Stock (the “Warrant”) as of immediately prior to the effective time of the Merger will be assumed or substituted by Midatech in accordance with the terms of such Warrant and, as of the effective time of the Merger, (i) will be exercisable for (A) the number of whole shares of Midatech Ordinary Shares equal to the product of the number of shares of Common Stock that were issuable upon exercise of such Warrant immediately prior to the effective time of the Merger multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Midatech Ordinary Shares and (B) one CVR multiplied by the total number of shares of Common Stock that were issuable upon exercise of such Warrants immediately prior to the effective time of the Merger, and (ii) the per share exercise price for each share of Midatech Ordinary Shares issuable upon exercise of Warrants so converted will be equal to the quotient determined by dividing the exercise price per share of Common Stock at which such Warrant was exercisable immediately prior to the effective time of the Merger by the Exchange Ratio, rounded up to the nearest whole cent. All Midatech Ordinary Shares delivered to the holders of Warrants will be delivered in the appropriate amount of Midatech Depositary Shares.

Subject to certain exceptions set forth in the Merger Agreement, each outstanding and unexercised option to acquire Common Stock (the “Stock Options”) will become fully vested and exercisable immediately prior to the effective time of the Merger.  Stock Options that remain outstanding and unexercised at the effective time of the Merger will be assumed by Midatech and will vest in accordance with their vesting schedule pursuant to the same material terms and conditions as set forth in the applicable agreement under which such Stock Option was granted immediately prior to the effective time of the Merger, provided that at the effective time of the Merger, (i) each Stock Option will be exercisable for that number of whole shares of Midatech Ordinary Shares equal to the product of (A) the number of shares of Common Stock that were issuable upon exercise of such Stock Option immediately prior to the effective time of the Merger multiplied by (B) the Exchange Ratio, rounded down to the nearest whole number of shares of Midatech Ordinary Shares, and (ii) the per share exercise price for each share of Midatech Ordinary Shares issuable upon exercise of each Stock Option so converted will be equal to the quotient determined by dividing the exercise price per share of Common Stock at which such Stock Option was exercisable immediately prior to the effective time of the Merger by the Exchange Ratio, rounded up to the nearest whole cent. All Midatech Ordinary Shares delivered to the holders of Stock Options will be delivered in the appropriate amount of Midatech Depositary Shares.

As of the effective time of the Merger, each right to receive shares of Common Stock reserved for issuance in connection with certain milestone payments set forth in that certain Agreement and Plan of Merger, dated as of January 17, 2012, by and among Oncogenerix, Inc., certain stockholders of Oncogenerix, Inc., Christopher Clement, in his capacity as stockholder representative, the Company and Oncogenerix Acquisition Corporation (the “Oncogenerix Contingent Merger Consideration Shares”) will become payable to the holder of such right, and each such Oncogenerix Contingent Merger Consideration Share will be converted into the right to receive the Per Share Merger Consideration.

The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Merger Agreement is intended to be a plan of reorganization for purposes of Sections 354, 361 and 368 of the Code.

The Company, Midatech, Merger Sub and Secondary Merger Sub each made customary representations, warranties and covenants in the Merger Agreement, including among other things, covenants by the Company (i) to call and hold a meeting of the Company’s stockholders for the purposes of obtaining the required votes necessary to adopt the Merger Agreement, (ii) to conduct its business in the ordinary course prior to the consummation of the Merger and (iii) not to take certain actions prior to the closing of the Merger without the prior approval of Midatech.  Pursuant to the Merger Agreement, the Company’s stockholders are required to indemnify Midatech and its affiliates for breaches of the Company’s representations, warranties and covenants in the Merger Agreement; provided any indemnification claims payable under the Merger Agreement will be satisfied solely by an offset against payments otherwise payable by Midatech under the Contingent Value Rights Agreement.

Prior to the adoption of the Merger Agreement by the Company’s stockholders, the Company’s Board of Directors may withhold, withdraw, qualify or modify its recommendation that the Company’s stockholders adopt the Merger Agreement or approve, recommend or otherwise declare advisable any Superior Proposal (as defined in the Merger Agreement) provided that such Superior Proposal does not result from a breach of the Merger Agreement, subject to compliance with notice and other specified conditions, including giving Midatech the opportunity to propose revisions to the terms of the transaction contemplated by the Merger Agreement during a period following notice and the payment of the Break Fee (as defined below) prior to or concurrently with such termination.

The parties’ obligations to effect the Merger are conditioned upon customary closing conditions, including, without limitation: (1) the adoption of the Merger Agreement by the Company’s stockholders, (2) the absence of any governmental order or law prohibiting the consummation of the Merger, (3) the effectiveness of a Registration Statement on Form F-4 (the “Registration Statement”) and a Registration Statement on Form F-6 (the “Form F-6”) to be filed with the Securities Exchange Commission (the “SEC”) by Midatech with respect to Midatech Depositary Shares deliverable in connection with the Merger, (4) the absence of any material adverse effect (as such term is defined in the Merger Agreement) with respect to each of Midatech and the Company and (5) the authorization for listing of Midatech Depositary Shares on NASDAQ.  The obligation of each party to consummate the Merger is also conditioned upon (1) the accuracy of the representations and warranties of the parties, subject to specified materiality standards, (2) performance in all material respects by each of the parties of its respective obligations under the Merger Agreement, and (3) receipt by Midatech and the Company of a tax opinion to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

The Company is required to duly call and hold a special meeting of stockholders as soon as reasonably practicable after the Registration Statement is declared effective by the SEC and to take all commercially reasonable action to solicit proxies approving the Merger Agreement and the transactions contemplated thereby.  Either the Company or Midatech may terminate the Merger Agreement if such special meeting of the stockholders has concluded and stockholder approval has not been obtained.

The Merger Agreement prohibits the Company from soliciting or initiating discussions with third parties regarding other proposals to acquire the Company, and the Company has agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of certain fiduciary requirements of the Company’s Board of Directors under Delaware law.  The Merger Agreement contains certain termination rights and provides that upon the termination of the Merger Agreement under specified circumstances, including a termination by the Company to accept a Superior Proposal, the Company will be required to pay Midatech a cash termination fee equal to $1,050,000 (the “Break Fee”). If the Merger Agreement is terminated by Midatech under certain circumstances, the Company is required to reimburse Midatech for costs and expenses incurred in connection with the transaction in an aggregate amount not to exceed $525,000.

The Merger Agreement has been filed as an exhibit to this Form 8-K to provide investors and security holders information regarding its terms.  It is not intended to provide any other factual information about the Company, Midatech, Merger Sub or Secondary Merger Sub.  In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules to the Merger Agreement in connection with the signing of the Merger Agreement.  These confidential disclosure schedules to the Merger Agreement qualify and create exceptions to the representations and warranties set forth in the Merger Agreement.  Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk among the Company, Midatech, Merger Sub and Secondary Merger Sub rather than establishing matters as facts.  Accordingly, investors and security holders should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the Company, Midatech, Merger Sub or Secondary Merger Sub.

The Merger Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.  The foregoing descriptions of the Merger Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement.

Contingent Value Rights Agreement

Prior to the effective time of the Merger, Midatech will enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with the Company, the Stockholder Representative and a rights agent selected by Midatech with the Company’s prior approval.  As provided in the Merger Agreement, each share of Common Stock outstanding immediately prior to the effective time of the Merger (other than certain excluded shares) will be converted automatically into the right to receive, in addition to the Per Share Stock Consideration, one CVR, which represents the right to receive contingent payments of up to $5,700,000 in cash in the aggregate, without interest, less any applicable withholding taxes and less any amounts paid to settle claims for indemnification under the Merger Agreement, if certain sales milestones with respect to Company products Gelclair® and Oravig® are achieved in 2016 and 2017.  In addition, holders of Warrants that exercise such instruments shall receive upon exercise, in addition to Midatech Depositary Shares, a number of CVRs equal to the total number of shares of Common Stock that were issuable upon exercise of such Warrants immediately prior to the effective time of the Merger, which such CVRs shall be identical to those received in respect of the Common Stock.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the form of CVR Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Voting Agreements

In connection and concurrently with the entry into the Merger Agreement, Midatech has entered into voting agreements (the “Voting Agreements”) with each member of the Board of Directors of the Company and each executive officer of the Company (collectively, the “Voting Stockholders”).  Pursuant to the Voting Agreements, the Voting Stockholders have agreed to vote all shares of the Common Stock that they beneficially own, constituting approximately 0.4% of the outstanding Common Stock, (a) in favor of approval of all proposals submitted by the Company for the adoption of the Merger Agreement and the transactions contemplated thereby; (b) against any Acquisition Proposal (as defined in the Merger Agreement); (c) against any action, proposal, transaction or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and (d) against any other action, proposal, transaction or agreement that would compete with or serve to interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the transaction contemplated by the Merger Agreement; provided, however, that nothing in the Merger Agreement shall be deemed to restrict, prohibit  or limit the ability of the Voting Stockholders, in his or her capacity as an officer or director of the Company, from taking any action on behalf of the Company in such fiduciary capacity.

The form of Voting Agreement is attached here as Exhibit 10.2 and incorporated herein by reference.  The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreements.

8.01.	Other Events.

On June 4, 2015, the Company issued a press release announcing the execution of the Merger Agreement.  A copy of such press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

9.01.	Financial Statements and Exhibits.

The exhibits required to be filed as a part of this Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company regarding future events and are subject to significant risks and uncertainty.  Statements regarding the Company’s expected performance in the future are forward-looking statements.  Investors and security holders are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.  The Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as required by law.  It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the Company or the price of the Company’s stock.  These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to, the ability of the parties to consummate the Merger Agreement and the satisfaction of the conditions precedent to consummation of the Merger Agreement that could cause actual results to differ materially from the forward-looking statements.

The forward looking statements included in this Form 8-K are made only as of the date of this Form 8-K.  The Company undertakes no obligation to update the forward-looking statements to reflect subsequent events or circumstances.

Additional Information and Where to Find It

Midatech intends to file with the SEC the Registration Statement and the Form F-6 to register Midatech Depositary Shares (and Midatech Ordinary Shares represented thereby) deliverable in connection with the Merger, which will include a proxy statement of the Company, as well as other relevant documents concerning the proposed transaction.  The definitive proxy statement will be sent or given to the stockholders of the Company and will contain important information about the Merger Agreement, its related transactions and other related matters.  This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, THE FORM F-6 AND THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Copies of documents filed by the Company with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, investors and security holders will be able to obtain free copies of the Registration Statement, the Form F-6 and the proxy statement from the Company by contacting Investor Relations by telephone at (312) 553-6730 or by going to the Company’s Investor Relations page on its corporate website at www.darabio.com.

Participants in the Solicitation

The Company, Midatech and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 3, 2015.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.
Date: June 4, 2015	By:	/s/ Christopher G. Clement
Christopher G. Clement
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated June 3, 2015, among DARA BioSciences, Inc., Midatech Pharma, PLC, Merlin Acquisition Sub, Inc., Duke Acquisition Sub, Inc.  and Shareholder Representative Services, LLC *

10.1	Form of Contingent Value Rights Agreement
10.2	Form of Voting Agreement
99.1	Press Release issued by DARA BioSciences, Inc. on June 4, 2015

*  Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. DARA BioSciences, Inc. agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.